Exhibit 99.2

GRAYSON NATIONAL BANK AND BANK OF FLOYD ARE NOW SKYLINE NATIONAL BANK
New, combined bank has the same friendly faces, the same community focus — just a larger capacity to serve.

INDEPENDENCE, VA. (February 16, 2017) — In a combination that draws from more than 200 years of collective banking experience serving communities all along and around the Blue Ridge Parkway, Grayson National Bank and Bank of Floyd joined forces through their merger in 2016.  The combined bank announced today the new unified brand of Skyline National Bank, which will be effective on March 13, 2017.

SKYLINE NATIONAL BANK will provide a highly competitive suite of personal and business banking products and services, yet maintain the distinction of being a hometown, independent bank that makes decisions locally and is committed to community.

Under the parent company of Floyd, Va.-based Parkway Acquisition Corp., Skyline National Bank will serve southwestern Virginia and northwestern North Carolina with 17 branches, total assets of more than $550 million, deposits of $500 million, and shareholders' equity of $55 million.

"Our tradition of caring for the community has always been important to us, so we joined forces to be able to do more for the communities we serve," said Skyline National Bank President and CEO Allan Funk. "We have a more focused commitment to help create financially healthy communities and to provide service that's always our best."

The systems conversion of the two neighboring, legacy banks, which is to occur on the weekend of March 10 - 13, is expected to be seamless, as  there will be no changes to account numbers, routing numbers or accounts, but bank officials want customers to be aware that there will be some early branch closings and interruptions in service that weekend. Customers should continue to use their original bank branch until the completion of the systems conversion at 8:00 a.m. on Monday, March 13. From that point forward, branches will open for business as branches of Skyline National Bank.

ABOUT SKYLINE NATIONAL BANK

With 17 banking offices, Skyline National Bank (formerly Grayson National Bank) provides a highly competitive suite of personal and business banking products and services to customers in southwestern Virginia and northwestern North Carolina. This independent, community bank is the combined bank of Grayson National Bank and Bank of Floyd, which officially came together through their merger on July 1, 2016. Skyline National Bank has total assets of more than $550 million, deposits of $500 million, and shareholders' equity of $55 million.

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FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements of expectations regarding the merger integration and any other statements regarding future results or expectations. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the combined company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. Our ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the combined company and its subsidiaries include, but are not limited to: the risk that the businesses of legacy Cardinal and/or Grayson will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the combined company's market area; the implementation of new technologies; the ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or clarify these forward‐looking statements, whether as a result of new information, future events or otherwise.

Allan Funk
President and CEO
Skyline National Bank (formerly Grayson National Bank)
Phone: 276-773-2811
afunk@graysonnationalbank.com
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